UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	December 19, 2017 (December 13, 2017)
Tredegar Corporation
(Exact name of Registrant as specified in charter)
Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
1100 Boulders Parkway, Richmond, Virginia		23225
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:		804-330-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2017, after 25 years of service with the Company, Michael W. Giancaspro announced his retirement as Vice President of Tredegar Corporation (the “Company”), effective as of January 15, 2018 (the “Retirement Date”).
In connection with his retirement, the Executive Compensation Committee of the Board of Directors of the Company, at its regularly-scheduled meeting on December 13, 2017, approved the following:

•
The vesting, as of the Retirement Date, of the outstanding option to purchase 31,563 shares of common stock of the Company (the “Option”) granted to Mr. Giancaspro under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan”) on May 22, 2017 (the “Grant”), for and, notwithstanding any contrary provision in the Equity Plan or any applicable award agreement, such Option shall remain exercisable until the end of the seven (7) year term of the Option, without regard to any requirement of continued employment, but subject to the other terms of the Grant;

•	The vesting of each outstanding share of restricted common stock of the Company granted to Mr. Giancaspro under the Equity Plan; and

•
Mr. Giancaspro will remain eligible to receive any payout attributable to performance during 2017 to which he is entitled under the Company’s 2017 Short-Term Incentive Plan for Executive Officers at the time such payouts are received by other Company employees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2017
TREDEGAR CORPORATION

By:     /s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and                             Secretary